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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMPHENOL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2003 ANNUAL MEETING and PROXY STATEMENT
AmphenolCORPORATION
AMPHENOL CORPORATION 358 HALL AVENUE P.O. BOX 5030 WALLINGFORD, CONNECTICUT 06492-7530

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TIME

11:00 a.m., Wednesday, May 21, 2003

PLACE

Corporate Headquarters
358 Hall Avenue
Wallingford, CT 06492

AGENDA

1.
To elect three directors for terms to expire at the 2006 Annual Meeting of Stockholders.

2.
To ratify the appointment of Deloitte & Touche LLP as independent accountants.

3.
To ratify and approve the Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries.

4.
To ratify and approve the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.

5.
To transact such other business as may properly come before the Meeting and any adjournments thereof.

By Order of the Board of Directors
Edward C. Wetmore
Secretary

April 21, 2003

—IMPORTANT—

PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ACCOMPANYING PROXY WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 21, 2003) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Company's Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (telephone (203) 265-8900) at 11:00 a.m. on Wednesday, May 21, 2003 (the "Annual Meeting").

RECORD DATE

        The Board of Directors has fixed the close of business on March 21, 2003 as the Record Date for the 2003 Annual Meeting of Stockholders. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 42,541,281 shares of Common Stock outstanding.

PROXIES

        The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of such stock held at the Record Date. The holders in person or by proxy of a majority of the Common Stock of the Company entitled to be voted at the Annual Meeting shall constitute a quorum.

        Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification.

        A plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of all other items submitted to stockholders for their consideration. The inspectors of election for the Company with the assistance of the Company's transfer agent, EquiServe, will tabulate the votes. Broker non-votes will be treated as votes cast for purposes of a quorum, but will not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented (other than the election of Directors) in the same manner as votes cast against such proposals. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of your Board of Directors.

PRINCIPAL STOCKHOLDERS OF AMPHENOL

        Listed in the following Table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of March 21, 2003.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class at the Record Date
KKR Associates 1996 L.P.(1) 9 West 57th Street New York, NY ("KKR")	20,881,400		49.09%
FMR Corp. 82 Devonshire Street Boston, MA 02109	5,283,859	(2)	12.42%

(1)
Shares of Common Stock shown, as owned by KKR, are owned of record by three limited partnerships affiliated with KKR, KKR 1996 Fund L.P. (16,322,247 shares), NXS Associates L.P. (4,416,181 shares) and KKR Partners II L.P. (142,972 shares). Messrs. James H. Greene, Jr., Henry R. Kravis and Michael W. Michelson (directors of Amphenol), George R. Roberts (formerly a director of Amphenol) and Edward A. Gilhuly, Perry Golkin, Paul E. Raether and Scott M. Stuart, as members of the limited liability company which serves as the general partner of KKR, may be deemed to share beneficial ownership of the shares of the Company's Common Stock shown as beneficially owned by KKR. Each of these individuals disclaims beneficial ownership of such shares, other than to the extent of his economic interest in such partnerships.

(2)
The Schedule 13G filed by such beneficial owner for the year ended December 31, 2002 indicates that it has sole voting power over 1,430,384 shares and sole dispositive power over all 5,283,859 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of March 21, 2003 by each director, the named executive officers and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Andrew M. Clarkson	8,000(1)		0.02%
Timothy F. Cohane	604,152(2)		1.42%
James H. Green, Jr.(4)	20,881,400(3)		49.09%
Edward G. Jepsen	625,695(2)		1.47%
Henry R. Kravis	20,881,400(1	)(3)	49.09%
Andrew E. Lietz	3,000(1)		0.01%
Marc S. Lipschultz	0(1)		—
Martin H. Loeffler	987,913(2)		2.32%
Michael W. Michelson	20,881,400(1	)(3)	49.09%
Scott C. Nuttall	0(1)		—
Diana G. Reardon	47,792(2)		0.11%
George R. Roberts(4)	20,881,400(1	)(3)	49.09%
Dean H. Secord	500(1)		0.001%
Edward C. Wetmore	39,888(2)		0.09%
All executive officers and directors of the Company as a group (14 persons)	23,198,340		54.53%

(1)
The share ownership amounts for Messrs. Clarkson, Greene, Kravis, Lietz, Lipschultz, Michelson, Nuttall, Roberts and Secord reflected in this Table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan described under the caption "Compensation of the Board" on page 8. The cumulative balance in Messrs. Clarkson, Kravis, Lipschultz, Michelson & Roberts' Directors' Deferred Compensation accounts as of April 1, 2003 is 5,859 unit shares each. Messrs. Lietz and Nuttall were appointed to the Board of Directors on January 24, 2001 and the cumulative balance in their Directors' Deferred Compensation accounts as of April 1, 2003 is 1,789 unit shares each. Mr. Secord was appointed to the Board of Directors on March 28, 2002 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2003 is 832 unit shares. Mr. Greene, who was appointed to the Board of Directors on April 1, 2003, has not received any fees for services as a director as of the date of this Proxy Statement.

(2)
Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon entered into Management Stockholder's Agreements with Amphenol on May 19, 1997 and each were awarded 673,076, 461,538, 461,538, 34,000 and 34,000 options, respectively, to acquire Amphenol shares under the 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (the "1997 Option Plan"). Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon also received additional option awards in 1998 and 1999 under the 1997 Option Plan. The significant transfer restrictions of the Management Stockholder's Agreement on any shares acquired upon exercise of options awarded under the 1997 Option Plan expired on May 19, 2002. Pursuant to new Management Stockholder's Agreements entered into under the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"), Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon agreed to retain ownership of 41,666, 33,333, 33,333, 2,000 and 2,000 Amphenol shares or vested options under the 1997 Option Plan, respectively, until at least June 6, 2005 and received awards of 167,000, 117,000, 117,000, 23,000 and 23,000 stock options, respectively, under the 2000 Option Plan. Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon also received additional option awards under the 2000 Option Plan in 2001 and again in 2002 subject to stockholder approval of the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries ("the Amended 2000 Option Plan")(See Proposal 4 on page 22). Such retained shares and any shares acquired upon exercise of options awarded under the 2000 Option Plan are subject to significant transfer restrictions until June 2005. The share ownership amounts for Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon reflected in this Table include 963,876, 577,738, 552,338, 38,228 and 39,540 shares, respectively, which are not presently owned by such individuals but which would be issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2003.

(3)
Messrs. Greene, Kravis, Michelson and Roberts disclaim beneficial ownership of such shares except to the extent of their respective economic interests in the partnerships owning such shares. (See "Principal Stockholders of Amphenol" on page 2).

(4)
George R. Roberts resigned from the Company's Board of Directors as of April 1, 2003 (see Director Not Continuing In Office on page 7). James H. Greene, Jr. was appointed to the Company's Board of Directors on April 1, 2003 to fill the unexpired term of Mr. Roberts (see Directors Continuing In Office With Terms Expiring In 2005 on page 6).

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with The Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon its review of the copies of such forms received by it since January 1, 2002 and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all applicable filings were made in a timely manner.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Amended and Restated Certificate of Incorporation and By-Laws of the Company provide for a Board of Directors consisting of three or more directors. Currently, the number of directors of the Company is set at not more than nine. Directors of the Company are elected for terms of three years, with one-third of the directors subject to election each year. Accordingly, action will be taken at the 2003 Annual Meeting of Stockholders for the election of three directors, Andrew M. Clarkson, Henry R. Kravis and Marc S. Lipschultz. Each of these directors will hold office for the three-year term ending in 2006 and until their respective successors are elected and qualified.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Clarkson, Kravis and Lipschultz except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.

        The following information details offices held, other business directorships, the classes and terms of all directors and nominees. Beneficial ownership of equity securities of the directors and nominees is shown under the caption "Security Ownership of Certain Beneficial Owners" on page 3.

NOMINEES FOR ELECTION IN 2003

Name, Age and Term as Director	Principal Occupation and Other Information
Andrew M. Clarkson Age 65 A Director since May 1997
Member of the Audit Committee of the Company. Mr. Clarkson is currently actively employed as an independent business consultant. He was a director of AutoZone, Inc. from 1986 to December 2001 and also served as chairman of the Finance Committee of AutoZone, Inc. from 1995 to 2001. He was also a former senior vice president and chief financial officer of Malone & Hyde Inc. and a former vice president and treasurer of F.W. Woolworth. Mr. Clarkson does not serve on the Board of Directors of any other public companies.
Henry R. Kravis Age 59 A Director since May 1997
Founding Partner of Kohlberg Kravis Roberts & Co., L.P. and since January 1996 a Managing Member of the Executive Committee of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis is also a Director of Accuride Corporation, Alliance Imaging, Inc., Borden Chemical, Inc., The Boyds Collection Ltd., Evenflo Company Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, PRIMEDIA Inc., Sotheby's Holdings, Inc. and Willis Group Holdings Limited. Mr. Kravis and George R. Roberts are first cousins.
Marc S. Lipschultz Age 34 A Director since May 1997
Member of the Compensation, Executive and Pension Committees of the Company. Mr. Lipschultz has been an executive at Kohlberg Kravis Roberts & Co., L. P. since 1995. He is also a Director of The Boyds Collection Ltd.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2004

Name, Age and Term as Director	Principal Occupation and Other Information
Andrew E. Lietz Age 64 A Director since January 2001
Member of the Audit Committee of the Company. Mr. Lietz is Managing Director of Rye Capital Management, LLC. He was president and chief executive officer of Hadco Corporation from 1995 until 2000. Mr. Lietz is also a Director of Omtool.
Martin H. Loeffler Age 58 A Director since December 1987
Chairman of the Board of the Company since May 1997. Chief Executive Officer of the Company since May 1996. President of the Company since July 1987. Member of the Executive Committee and Chairman of the Pension Committee of the Company. Mr. Loeffler does not serve on the Board of Directors of any other public companies.
Michael W. Michelson Age 52 A Director since May 1997
Member of the Compensation, Executive and Pension Committees of the Company. Member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. from 1996. General Partner of Kohlberg Kravis Roberts & Co., L.P. from 1987 to 1995. He is also a Director of Alliance Imaging, Inc., KinderCare Learning Centers, Inc. and Owens-Illinois, Inc.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2005

Name, Age and Term as Director	Principal Occupation and Other Information
Scott C. Nuttall Age 30 A Director since January 2001	Mr. Nuttall has been an executive at Kohlberg Kravis Roberts & Co., L.P. since November 1996. He is also a Director of Kinder-Care Learning Centers, Inc., Walter Industries, Inc. and Willis Group Holdings Limited.
Dean H. Secord Age 67 A Director since March 2002
Chairman of the Audit Committee of the Company. Mr. Secord is currently actively employed as an independent business consultant. He served as an international audit partner of PricewaterhouseCoopers through July 2001. Mr. Secord does not serve on the Board of Directors of any other public companies.
James H. Greene, Jr. Age 52 A Director since April 2003
Member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. since 1996. General Partner of Kohlberg Kravis Roberts & Co., L.P. from 1993 to 1995. He is also a Director of Accuride Corporation, Owens-Illinois, Inc., Safeway Inc. and Shoppers Drug Mart Corporation.

DIRECTOR NOT CONTINUING IN OFFICE

Name, Age and Term as Director	Principal Occupation and Other Information
George R. Roberts Age 59 A Director since May 1997	Mr. Roberts resigned from the Board of Directors effective April 1, 2003. Founding Partner of Kohlberg Kravis Roberts & Co., L.P. and and since January 1996 a Managing Member of the Executive Committee of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. He is also a Director of Borden Chemical, Inc., The Boyds Collection, Ltd., DPL Inc. (The Dayton Power & Light Co.), KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA Inc., Safeway Inc., and Willis Group Holdings Limited. Messrs. Roberts and Kravis are first cousins.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Principal Occupation and Other Information
Timothy F. Cohane Age 50
Senior Vice President of the Company since 1994 and a vice president since 1991. President of Times Fiber Communications, Inc., a wholly-owned subsidiary of the Company ("Times Fiber") since 1994 and Chief Executive Officer since 2002. He was also chief operating officer of Times Fiber from 1994 through 2002. A director of the Company from 1987 through 1997.
Edward G. Jepsen Age 59	Executive Vice President and Chief Financial Officer of the Company since 1989. A director of the Company from 1989 through 1997.
Diana G. Reardon Age 43	Controller of the Company since 1994. Treasurer of the Company since 1992.
Edward C. Wetmore Age 46	Secretary and General Counsel of the Company since 1987.

THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

        Committees of the Board.    The Board of Directors of the Company currently has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Pension Committee. The Board of Directors intends to establish a Nominating Committee in 2003.

        The Audit Committee's duties include (1) the selection of independent auditors; (2) reviewing the plan of audit and the results of the audit including the audit report and the management letter; (3) consulting periodically with the Company's independent auditors with regard to the adequacy of internal controls; (4) approving permissible non-audit services to be provided to the Company by the independent auditor; (5) reviewing the Company's internal system of audit, financial and disclosure controls; and (6) appraising financial reporting activities including quarterly and annual reports and press releases. See also "Report of the Audit Committee" on page 9. The members of the Audit Committee are Andrew M. Clarkson, Andrew E. Lietz and Dean H. Secord.

        The Compensation Committee approves compensation guidelines, reviews the role and performance of executive officers and key management personnel, establishes compensation levels for the Chief Executive Officer and other executive officers and key management personnel and reviews and approves the Chief Executive Officer's recommendations for compensation, bonus allocations and stock option awards for key employees of the Company and its affiliates. See also the "Compensation Committee Report on Executive Compensation" on page 11. The members of the Compensation Committee are Michael W. Michelson and Marc S. Lipschultz.

        The Pension Committee administers the Company's pension plan and consults with the Chief Financial Officer and the Treasurer of the Company and, as deemed necessary and appropriate, actuarial consultants and other advisors and the trustee and investment managers of the assets of the Company's pension plan. The Pension Committee consists of Messrs. Loeffler, Michelson and Lipschultz.

        The Executive Committee is empowered to exercise the powers and authority of the full Board of Directors in the management of the business and affairs of the Company, subject at all times to the supervision and control of the Board of Directors. The Board of Directors has granted the Executive Committee the broadest authority permitted by Delaware General Corporation Law. The Executive Committee meets as necessary and all actions are reported at the next meeting of the Board of Directors. The members of the Executive Committee are Messrs. Loeffler, Michelson and Lipschultz.

        Meetings of the Board.    During 2002 there were four meetings and one action by unanimous written consent of the Board of Directors, six meetings of the Audit Committee and one meeting of the Compensation Committee. The Compensation Committee also met informally on an as-needed basis and acted on several matters by unanimous written consent. The Executive and Pension Committees met informally from time to time on an as-needed basis and acted on several matters by unanimous written consent. All directors attended the meetings of the Board of Directors and the Committees on which they served except Mr. Lipschultz and Mr. Nuttall who were each unable to attend one meeting, Mr. Roberts who was unable to attend three meetings and Mr. Kravis who was unable to attend four meetings.

        Compensation of the Board.    The Company has authorized a retainer fee to non-employee directors at an annual rate of $30,000 since 1997. No separate Board or Committee meeting fees have been authorized. During 1997 the Company adopted the Amphenol Corporation Directors' Deferred Compensation Plan (the "Plan"). The Plan allows each director to elect to defer payment of their fees to a future date with the ultimate payment in cash or stock of the Company subject to the prior election of each director. Distributions would be made the year following the director's retirement or separation from the Board. Messrs. Clarkson, Kravis, Lipschultz, Michelson, & Roberts have elected deferral of fees and the payment of fees in stock. The cumulative balance in each of their respective director's stock account as of April 1, 2003 is 5,859 unit shares of Amphenol Common Stock. Messrs. Lietz and Nuttall, who were appointed to the Board of Directors on January 24, 2001, also elected deferral of fees and the payment of fees in stock. The cumulative account balance in each of their respective director's stock account as of April 1, 2003 is 1,789 unit shares. Mr. Secord, who was appointed to the Board of Directors on March 28, 2002, also elected deferral of fees and the payment of fees in stock. The cumulative account balance in Mr. Secord's director's stock account as of April 1, 2003 is 832 unit shares. None of the shares credited to any director's account are currently issued or outstanding. Mr. Greene, who was appointed to the Board of Directors on April 1, 2003, has not received any fees for services as a director as of the date of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee ("Committee") consists of three directors who are independent directors as defined under the listing standards of the New York Stock Exchange. The Board of Directors ("Board") has determined that all current members of the Committee are financially literate and that Mr. Secord is an audit committee financial expert as defined by the applicable rules of the SEC. The Committee has undertaken a review of its Charter, practices and procedures in order to assure compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory initiatives. Following that review, the Committee approved changes to its Charter and to its policies and practices. A copy of the revised Charter is included as EXHIBIT A to this Proxy Statement.

The Audit Committee reports as follows:

1.
The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management, which has primary responsibility for the financial statements, and Deloitte & Touche LLP, the Company's independent accountants for 2002, which is responsible for expressing an opinion on the conformity of such financial statements with generally accepted accounting principles.

2.
The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communication with Audit Committees).

3.
The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committee) and they discussed with Deloitte & Touche LLP that firm's independence.

4.
Based on the Committee's discussions with management and Deloitte & Touche LLP, the Committee's review of the representations of management and the report of Deloitte & Touche LLP to the Committee, the Committee has recommended to the Board and the Company that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2002. The Committee has also approved the retention of Deloitte & Touche LLP as independent accountants of the Company for Fiscal Year 2003.

Audit Committee
Andrew M. Clarkson
Andrew E. Lietz
Dean H. Secord, Chairman

Audit and Non-Audit Fees

        Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for services rendered in 2002 and 2001 were as follows:

Type of Fees(1)	2002	2001
	($ in Thousands)
Audit Fees	$1,124	$965
Audit-Related Fees	74	143
Tax Fees	150	91
All Other Fees	1	4

Total	$1,349	$1,203

(1)
Audit-Related Fees include fees primarily for merger and acquisition due diligence work. Tax Fees primarily consist of state and local and international tax consultations. The Audit Committee, in consultation with management and the independent auditor, considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent accountants to examine the financial statements of the Company for the current fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. Deloitte & Touche LLP has acted as accountants for the Company since June 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, or if prior to the 2004 Annual Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Audit Committee of the Board of Directors, then in any such case the Audit Committee of Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2003 Annual Meeting will be subject to ratification by the stockholders at the 2004 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Composition and Purpose

        The Compensation Committee of the Board of Directors is responsible for the compensation programs affecting the executive officers and key management employees of the Company and its subsidiaries including base compensation, target bonuses, bonus payments and stock option awards. The Committee is currently composed of two directors who are not officers or employees of the Company. The activities and actions of the Committee are subject to the review of the full Board of Directors. All actions of the Compensation Committee are reported at the next meeting of the Board of Directors.

        The Committee's specific responsibilities continue to include:

  •
  Approval of the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

  •
  Review, at least annually, the goals and the performance of the Company's Chief Executive Officer and approve, as deemed necessary and appropriate, any changes in the level of his base compensation and bonus target.

  •
  Review recommendations from the Company's Chief Executive Officer related to base compensation, bonus pool, bonus allocations, stock option awards and related matters for executive officers, key management employees and prospective senior management employees of the Company and its subsidiaries.

  •
  Review and discuss, as deemed necessary and appropriate, the Company's management succession program.

Compensation Policies and Practices

        Philosophy.    The Committee's objective will continue to be the development, refinement and implementation of a complete compensation program that will serve to attract, retain and stimulate motivated senior executive and key management employees. The Committee also continues to recognize its responsibilities and obligations to the stockholders of the Company. The stock option programs summarized below are intended to maintain the alignment of the interests of the Company's senior executive and key management employees with the interests of the Company's stockholders and encourage long-term decision making geared to increasing stockholder value. The Committee also recognizes its continuing responsibilities and obligations to other employees of the Company and its subsidiaries.

        Base Compensation.    The performance and salary of each executive officer and each senior management employee of the Company whose base compensation is at least $200,000 shall be reviewed annually by the Committee. Previously and since 1997, the Committee has reviewed, on an annual basis, the performance and salary of each employee of the Company whose base compensation was at least $150,000. In establishing general compensation policies and in reviewing and assessing the appropriateness of base compensation levels and increases in base compensation levels, the Committee considers the recommendations of the Company's Chief Executive Officer and available information on comparably situated individuals in other similar companies. In the course of its annual review the Committee also considers the historical, current and forecasted performance of the Company and the contributions or expected contributions of each employee to those results.

        Bonus Plan.    In addition to base compensation, executive officers and key management employees participate in the Company's Management Incentive Plan. Payments under this plan are contingent upon the Company's achievement and/or each individual operation's achievement of targeted levels of operating cash flow, operating income and revenues and certain additional performance criteria. Annual bonus targets which are based upon a percentage of average base compensation are established at the beginning of each year. Target bonuses for plan participants range from 10% to 60% of average base salary. Discretionary payments are also considered when specific objectives are identified, undertaken and achieved.

        Stock Option Programs.    Stock options have been granted at fair market value and vest in equal annual installments over a five year period. Stock options have been awarded annually to executive officers and other key management employees. All stock option awardees must execute Management Stockholders Agreements with the Company which set forth the terms and conditions and limitations applicable to any shares purchased pursuant to options granted under the Amended 1997 Option Program or the 2000 Option Plan. In determining a stock option award, the Committee will consider the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals. The Committee believes that the five year prorata vesting periods for option awards and the further restrictions imposed by the Management Stockholders Agreements on the sale or transfer of option shares help retain key employees.

CEO Compensation

        The Company's financial performance in 2002 reflected the continuation of the economic slowdown that began late in 2000. However, during 2002, the Company continued to outperform its peer group and the industry, in general, and it also successfully completed several strategic acquisitions. Mr. Loeffler, as Chairman, President and Chief Executive Officer of the Company continues to play a vital role in the operation and growth of the Company and maintaining and enhancing stockholder value.

        Mr. Loeffler's base salary for 2003 has been increased by 3.5% from $905,000 to $937,000. His bonus payout pursuant to the 2002 Management Incentive Plan was $434,400 representing approximately 48% of his 2002 base salary. His target bonus payment pursuant to the 2003 Management Plan remains at 60% of his 2003 base salary.

        Mr. Loeffler's 2003 base salary and 2003 bonus target were established based upon the Compensation Committee's review and consideration of Mr. Loeffler's personal performance and the review and consideration of available information on compensation of chief executive officers of other companies in the interconnect industry and other companies of comparable size with comparable performance. The Committee believes that the Common Stock of the Company currently owned by Mr. Loeffler as well as the option awards he has previously received will continue to closely align Mr. Loeffler's interests with the Company's stockholders.

Section 162(m) of the Internal Revenue Code

        In 1993, Congress created a new Internal Revenue Code subsection 162(m) which could have the effect of limiting the deductibility of compensation paid to the Company's five highest paid executive officers to no more than $1 million per year. Certain types of compensation are exempted from this limitation if that compensation meets certain requirements. The Committee believes that its Bonus Plan and Stock Option Programs are performance driven and therefore satisfy the requirements for exemption under International Revenue Code subsection 162(m).

        The Committee will continue to consider this legislation when reviewing executive compensation, including CEO Compensation, and will continue to use its business judgment to determine whether levels of base compensation and bonus payments are in the best interests of the Company and its stockholders notwithstanding the deductibility of any portion of such payments in view of the limitations of subsection 162(m). Regardless, the Committee and the Company do not believe that this legislation will have any material effect on the financial condition of the Company for the foreseeable future.

                      Michael W. Michelson
                      Marc S. Lipschultz

Compensation Committee Interlocks and Insider Participation

        During 2002 none of the members of the Compensation Committee were present or former officers or employees of the Company or its subsidiaries. Mr. Loeffler is the only officer or employee of the Company who serves on the Company's Board of Directors. Mr. Loeffler does not serve on the Board of Directors of any other Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following Table provides certain summary information concerning the compensation provided by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company during 2000, 2001 and 2002 (the "named executive officers").

	Annual Compensation(1)					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Restricted Stock Awards(6)	Securities Underlying Options/ SARS(#)		All Other Compensation(10)
M.H. Loeffler Chairman, President & CEO	2002 2001 2000	$905,000 875,000 800,000		$434,400 0 800,000	(3) (4) (5)	0 0 0	150,000(7 100,000(8 167,000(9	) ) )	$9,082 7,998 6,192
E.G. Jepsen Executive V.P. & CFO	2002 2001 2000	$517,500 500,000 462,000		$165,600 0 323,400	(3) (4) (5)	0 0 0	50,000(7 33,000(8 117,000(9	) ) )	$5,088 4,902 3,119
T.F. Cohane Senior Vice President	2002 2001 2000	$379,000 366,000 345,000	(2) (2) (2)	$99,488 0 207,000	(2)(3) (4) (2)(5)	0 0 0	30,000(7 20,000(8 117,000(9	) ) )	$1,960 1,228 790
E.C. Wetmore Secretary & General Counsel	2002 2001 2000	$274,250 265,000 250,000		$54,850 0 100,000	(3) (4) (5)	0 0 0	12,000(7 8,000(8 23,000(9	) ) )	$900 864 365
D.G. Reardon Treasurer & Controller	2002 2001 2000	$235,000 230,000 165,000		$47,000 0 66,800	(3) (4) (5)	0 0 0	12,000(7 8,000(8 23,000(9	) ) )	$540 355 221

(1)
No Other Annual Compensation was paid in 2002, 2001, or 2000.

(2)
Salary and Bonus paid by Times Fiber Communications, Inc., a wholly-owned subsidiary of the Company.

(3)
2002 Bonus was paid in January 2003.

(4)
No 2001 Bonus was paid.

(5)
2000 Bonus was paid in January 2001.

(6)
The Company does not have a Restricted Stock Plan.

(7)
On May 2, 2002 Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon were awarded 150,000, 50,000, 30,000, 12,000 and 12,000 stock options, respectively. All stock options were awarded with an exercise price of $43.81 per share. Such stock options were awarded subject to stockholder approval of the Amended 2000 Option Plan (See Proposal 4. on page 22).

(8)
On April 25, 2001 Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon were awarded 100,000, 33,000, 20,000, 8,000 and 8,000 stock options, respectively. All such stock options were awarded pursuant to the 2000 Option Plan with an exercise price of $41.23 per share.

(9)
On June 6, 2000 Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon were awarded 167,000, 117,000, 117,000, 23,000 and 23,000 stock options, respectively. All such stock options were awarded pursuant to the 2000 Option Plan with an exercise price of $49.5625.

(10)
Includes imputed compensation for Group Term Life Insurance net of employee payments.

Option/SAR Grants In Last Fiscal Year

        The following Table provides information regarding option grants to the named executive officers during 2002 which option grants were made subject to stockholder approval of the Amended 2000 Stock Purchase and Option Plan (See Proposal 4. on page 22).

Individual Option Grants

	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year 2002(2)			Potential Realized Value at Assumed Rates of Stock Price Appreciation for Option Term(5)
Name			Exercise or Base Price ($/sh)(3)(4)	Expiration Date
					5% ($)	10% ($)
M.H. Loeffler	150,000	21.0%	$43.81	5/1/2012	$4,132,500	$10,473,000
E.G. Jepsen	50,000	7.0%	43.81	5/1/2012	1,377,500	3,491,000
T.F. Cohane	30,000	4.2%	43.81	5/1/2012	826,500	2,094,200
E.C. Wetmore	12,000	1.7%	43.81	5/1/2012	330,600	837,840
D.G. Reardon	12,000	1.7%	43.81	5/1/2012	330,600	837,840

(1)
The Company has reserved 1,800,000 shares of Common Stock for issuance pursuant to the 2000 Option Plan, of which 255,400 shares, including options previously awarded and forfeited, but assuming no option grants were made during fiscal year 2002, are available for awards as of April 1, 2003. Subject to stockholder approval of the Amended 2000 Option Plan, the Company will have reserved 4,000,000 shares of Common Stock for issuance pursuant to the Amended 2000 Option Plan, of which, after giving effect to those option grants made during fiscal year 2002 including the grants reflected in this table, 1,746,400 shares, including options previously awarded and forfeited, will be available for future awards. The Company has not granted any SARs.

(2)
Percentages indicated are based on a total of 715,550 options granted to 153 employees of the Company and its subsidiaries during 2002. All such option grants were made subject to stockholder approval of the Amended 2000 Stock Purchase and Option Plan (See Proposal 4. on page 22).

(3)
No options were repriced during the last fiscal year.

(4)
Options become exercisable in equal installments of 20%, commencing on the first anniversary of the date of grant. Shares received upon the exercise of options pursuant to the Amended Stock Option Plan are subject to material restrictions on sale or transfer prior to June 2005.

(5)
The potential realizable values reflected in these columns result from calculations which assume a current Common Stock value of $43.81 and 5% and 10% growth rates over a 10 year period and are not intended to forecast future prices of the Common Stock of the Company. On April 1, 2003 the market value per share of Common Stock was $40.85 (determined by reference to closing price listed on New York Stock Exchange, Inc. Composite Tape).

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

        The following table provides information concerning the exercise of stock options during 2002 by the named executive officers and the year-end value of unexercised options.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable/ Unexercisable(1)	Value of Unexercised In-the-MoneyOptions at FY-End ($)(2) Exercisable/ Unexercisable
M.H. Loeffler	0	0	878,876/386,200	$18,522,230/$920,220
E.G. Jepsen	0	0	550,638/163,400	12,047,049/276,066
T.F. Cohane	0	0	535,538/127,000	11,866,170/176,480
E.C. Wetmore	15,000	$450,000	33,440/35,560	489,220/55,213
D.G. Reardon	10,000	281,487	32,128/35,560	456,420/55,213

(1)
The number of Unexercised Options at FY-End for Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon include 150,000, 50,000, 30,000, 12,000 and 12,000 stock options, respectively, which options were awarded subject to stockholder approval of the Amended 2000 Option Plan (See Proposal 4. on page 22).

(2)
Based on the New York Stock Exchange trading closing price of Amphenol Common Stock on December 31, 2002 of $38.00.

COMPARISON OF TOTAL DAILY COMPOUNDED RETURN
AMONG AMPHENOL CORPORATION,
S&P 500 INDEX AND PEER GROUP COMPOSITE

        The following graph compares the performance of Amphenol over a period of five years ending December 31, 2002 with the performance of the Standard & Poor's 500 Stock Index and the average performance of a composite group consisting of peer corporations on a line-of-business basis. The Company is excluded from this group. The corporations comprising the composite group are CommScope, Inc., Hubbell Incorporated, Methode Inc., Molex Inc., and Thomas & Betts Corporation. Total Daily Compounded Return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

Cumulative Total Return
Annually: 12/31/97 to 12/31/02

        The data points for the above graph are as follows:

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Amphenol	100.0%	54.2%	119.5%	140.7%	172.6%	136.5%
Composite	100.0%	96.5%	113.3%	76.9%	85.3%	75.4%
S&P 500	100.0%	126.7%	151.4%	136.1%	118.3%	90.7%

EMPLOYMENT AGREEMENTS

        Pursuant to an employment letter agreement with the Company dated July 28, 1987, Mr. Loeffler is guaranteed a minimum annual bonus of $30,000. Under this agreement, Mr. Loeffler is entitled, upon termination of his employment with the Company, to 18 months severance pay, which includes base salary plus any bonus; upon involuntary termination, Mr. Loeffler is also entitled to relocation expenses, provided that he requests this benefit within six months after his last day of employment with the Company. There are no other employment agreements with any of the other named executive officers. Each of the named executive officers is a party to a Management Stockholder's Agreement with the Company which contemplates, among other things, that a terminated employee will be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years in exchange for a strict undertaking from the terminated employee not to compete with the business of the Company.

PENSION INFORMATION

        Merger of Pension Plans.    Prior to 1998, the Company and its domestic subsidiaries maintained eight separate defined benefit pension plans covering substantially all U.S. employees. Effective December 31, 1997, these pension plans were merged into one plan, the Pension Plan for Employees of Amphenol Corporation (the "Plan"), although the different formulas for calculating pension benefits for employees of each operation have been retained. All executive officers of the Company participate in the Plan and their pension benefits are calculated under either the Amphenol Plan Section or the LPL Plan Section of the Plan.

        The Amphenol Plan Section.    This Section of the Plan provides for annual pensions to certain salaried employees including executive officers and directors who are employees, who complete five years of service with the Company. The Company is required to make all contributions necessary to provide benefits payable under this retirement plan section. No participant contributions are required or permitted. In 2002, Mr. Loeffler was the only executive officer or director of the Company who participated in the Amphenol Plan Section of the Plan.

        The normal retirement date under the Amphenol Plan Section of the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of ten years of service. The monthly normal retirement benefit for a participant is equal to the greater of: (i) Formula A: 1.1% of the participant's average final pensionable compensation multiplied by the participant's years of credited service or (ii) Formula B: 1.8% of the participant's average final pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated monthly social security benefit multiplied by the participant's years of credited service not in excess of 30. Average final pensionable compensation is defined as the participant's highest average annual total compensation from the Company and its affiliates, excluding bonuses, during any five consecutive years of service with the Company or its affiliates during the ten calendar years of service preceding the participant's termination of employment. A participant's normal retirement benefit is reduced for early retirement by 1/180 for each complete calendar month up to 60 months (1/360 for each additional calendar month) by which the commencement date for the payment of benefits precedes the participant's normal retirement date. Retirement benefits are paid in the form of a life annuity (joint and survivor annuity for married participants). A participant has a nonforfeitable right to his retirement benefit upon completion of five years of service.

        Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $160,000 in 2002, and $160,000 in 2003. Section 401(a)(17) of the Code currently limits the amount of compensation taken into account under a tax-qualified plan to $200,000 in 2002 and $200,000 in 2003. These limitations are subject to future adjustment. The Company has also adopted a Supplemental Employee Retirement Plan ("SERP") which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Code limitations described above. Final Average Compensation under the SERP, however, is limited to $500,000.

        The following Table sets forth the estimated annual benefits under the Amphenol Plan Section of the Plan payable on retirement for specified earnings and years of participation categories assuming retirement at age 65.

	Estimated Annual Pension Payable by the Company under the Amphenol Plan Section at Normal Retirement Based on Years of Participation Indicated
Final Average Compensation
	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years
$150,000	$13,500	$27,000	$40,500	$54,000	$67,500	$75,000
200,000	18,000	36,000	54,000	72,000	90,000	100,000
250,000	22,500	45,000	67,500	90,000	112,500	125,000
300,000	27,000	54,000	81,000	108,000	135,000	150,000
350,000	31,500	63,000	94,500	126,000	157,500	175,000
400,000	36,000	72,000	108,000	144,000	180,000	200,000
450,000	40,500	81,000	121,500	162,000	202,500	225,000
500,000	45,000	90,000	135,000	180,000	225,000	250,000

        The above benefits are computed on a straight life annuity basis and do not take into account any reduction for joint and survivor payments or social security offsets.

        As of December 31, 2002, Mr. Loeffler has 29 years of credited service in the Amphenol Plan Section of the Plan, and his covered compensation amounts to $905,000 although Final Average Compensation under the SERP is limited to $500,000. Messrs. Cohane, Jepsen, Wetmore and Ms. Reardon do not participate in the Amphenol Plan Section of the Plan.

        The LPL Plan Section.    Messrs. Cohane, Jepsen, Wetmore and Ms. Reardon participated in the LPL Plan Section of the Plan which terms are similar to those of the Amphenol Plan Section of the Plan. Prior to January 1, 2000 participants in the LPL Plan Section of the Plan were required to make contributions to the Plan. Since January 1, 2000 no participant contributions are required or permitted. In addition, average final pensionable compensation under the LPL Plan Section of the Plan is defined as the participant's highest average annual total compensation from the Company and its affiliates, including bonuses, during any five consecutive years of service with the Company or its affiliates during the ten years of service preceding the participant's termination of employment.

        Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $160,000 in 2002, and $160,000 in 2003. Section 401(a)(17) of the Code currently limits the amount of compensation taken into account under a tax-qualified plan to $200,000 in 2002 and $200,000 in 2003. These limitations are subject to future adjustment. The Company's Supplemental Employee Retirement Plan ("SERP") formally provides for the portion of an annual pension which cannot be paid from the LPL Plan Section of the Plan as a result of the Code limitations described above. Final Average Compensation under the SERP, however, is limited to $500,000.

        The following Table sets forth the estimated annual benefits under the LPL Plan Section of the Plan payable on retirement for specified earnings and years of participation categories assuming retirement at age 65.

	Estimated Annual Pension Payable by the Company under the LPL Plan Section at Normal Retirement Based on Years of Participation Indicated
Final Average Compensation
	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years
$150,000	$15,000	$30,000	$45,000	$60,000	$75,000	$75,000
200,000	20,000	40,000	60,000	80,000	100,000	100,000
250,000	25,000	50,000	75,000	100,000	125,000	125,000
300,000	30,000	60,000	90,000	120,000	150,000	150,000
350,000	35,000	70,000	105,000	140,000	175,000	175,000
400,000	40,000	80,000	120,000	160,000	200,000	200,000
450,000	45,000	90,000	135,000	180,000	225,000	225,000
500,000	50,000	100,000	150,000	200,000	250,000	250,000

        The above benefits are computed on a straight life annuity basis and do not take into account any reduction for joint and survivor payments or social security offsets.

        As of December 31, 2002, Mr. Cohane has 16 years of credited service in the LPL Plan Section of the Plan, and his covered compensation for 2002 amounts to $379,000, Mr. Jepsen has 13 years of credited service in the LPL Plan Section of the Plan, and his covered compensation for 2002 amounts to $517,500 (although Final Average Compensation under the SERP is limited to $500,000), Mr. Wetmore has 15 years of credited service in the LPL Plan Section of the Plan, and his covered compensation for 2002 amounts to $274,250 and Ms. Reardon has 13 years of credited service in the LPL Plan Section of the Plan, and her covered compensation for 2002 amounts to $235,000. Mr. Loeffler does not participate in the LPL Plan Section of the Plan.

THE OPTION PLANS

        The Board of Directors has previously authorized and approved and the stockholders of the Company have previously ratified The Amended 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries (the "1997 Option Plan") and The 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"). A total of 3,500,000 shares of Amphenol Common Stock have been reserved for issuance under the 1997 Option Plan of which 674,765 shares are currently available for future option grants. A total of 1,800,000 shares of Amphenol Common Stock have been reserved for issuance under the 2000 Option Plan, of which 255,400 shares are available for future grants. Shares acquired upon the exercise of any award under the 1997 Option Plan may now be immediately transferred or sold. Shares acquired upon the exercise of any awards made pursuant to the 2000 Option Plan are generally nontransferable by any means prior to June 5, 2005.

        The Board of Directors is recommending that no additional options be awarded under the 1997 Option Plan, that the number of shares reserved for issuance under the 1997 Option Plan be reduced from 3,500,000 to 2,826,000 shares and that the number of shares reserved for issuance under the 2000 Option Plan be increased from 1,800,000 to 4,000,000 shares. The Board of Directors is also recommending that the number of options that may be awarded to any one participant in the 2000 Option Plan be increased from not more than 500,000 shares to not more than 1,000,000 shares.

        Subject to stockholder ratification and approval of Proposal 3. and Proposal 4. below, the Chief Executive Officer of the Company recommended and the Board of Directors approved the granting of 715,500 options to acquire shares of Common Stock in 2002 to the named executive officers and other key employees of the Company under the 2000 Option Plan.

        The Board of Directors believes that continuing awards under the 2000 Option Plan to key employees of the Company is in the best interest of the Company and its stockholders and therefore recommends approval of the amendments to the 1997 Option Plan and the 2000 Option Plan. Proposal 3. below describes the features of the 1997 Option Plan and the proposed amendment thereto. Proposal 4. below describes the features of the 2000 Option Plan and the two proposed amendments thereto. The summaries included in Proposal 3. and Proposal 4. are qualified in their entirety to the specific provisions of The Second Amended 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries, the full text of which is set forth in Annex A to this Proxy Statement, and to the specific provisions of The Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, the full text of which is set forth in Annex B to this Proxy Statement.

PROPOSAL 3. RATIFY AND APPROVE THE AMENDED 1997 OPTION PLAN
FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES

        In May 1997, the Board of Directors authorized and approved the 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries (the "1997 Option Plan"). The purpose of the Option Plan is to enable key employees of the Company and its subsidiaries to obtain a proprietary interest in the Company and thus share in the future success of the Company's business. The Option Plan is intended to attract and retain outstanding personnel and to promote a closer identity of interests between key employees of the Company and its subsidiaries and stockholders.

        In January 1998, the Board of Directors authorized and approved The Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries which increased the number of shares of Common Stock to be reserved for issuance under the Option Plan from 2,400,000 to 3,500,000 shares (the "First Amended 1997 Option Plan"). All other terms of the 1997 Amended Option Plan are the same as the Option Plan.

        In January 2003, the Board of Directors authorized and approved the Second Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries which would decrease the number of shares of Common Stock to be reserved for issuance under the 1997 Option Plan from 3,500,000 to 2,826,000 shares (the "Amended 1997 Option Plan"). All other terms of the Amended 1997 Option Plan are the same as the 1997 Option Plan. Unless terminated earlier by the Company's Board of Directors, the Amended 1997 Option Plan will terminate in May 2007. A copy of Second Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries is attached hereto as ANNEX A to this Proxy Statement.

        The Amended 1997 Option Plan will continue to be administered by the Compensation Committee of the Board of Directors. The Compensation Committee considers recommendations of the Chief Executive Officer and other senior management employees of the Company and determines those employees of Amphenol and its subsidiaries who are eligible to receive options, the number and the terms and conditions of each option grant, the form of the Option Agreement and any conditions on the exercise of an option award. Only nonqualified stock options ("NQOs") as defined in Section 422 of the Internal Revenue Code (the "Code") may be granted under the Amended 1997 Option Plan.

        Employees to whom options are granted are required to enter into a Management Stockholder's Agreement with the Company which, among other things, (a) restricts the transfer of option shares for five years after the effective date of the Amended 1997 Option Plan, (b) provides each optionholder with the right to resell option shares to the Company upon death, or under certain circumstances, disability of such optionholder and (c) provides the Company with the right to purchase all of an optionholder's option shares at varying prices depending upon the applicable circumstances if (i) such optionholder's employment with the Company is terminated, including, without limitation, as a result of the optionholder's death, disability or retirement; provided however, employment by the Company was for at least three years from the date of grant, (ii) the optionholder effects an unpermitted transfer of option shares or (iii) the option shares become subject to a transfer pursuant to a Call Event, provided that in such event the right to purchase shall be only as to the number of option shares subject to the transfer resulting in the Call Event. The options vest in 20% annual increments over a period of five years from the date of grant, with certain exceptions, including without limitation, in the case of the termination of the optionholder's employment with the Company.

        No options were granted in 2002 pursuant to the Amended 1997 Option Plan and, assuming stockholder ratification and approval of this Proposal 3. and Proposal 4. which follows, no additional grants under the Amended 1997 Option Plan will be made.

        On April 1, 2003 the market value per share of Common Stock was $40.85 (determined by reference to closing price listed on New York Stock Exchange, Inc. Composite Tape) and, of the 3,500,000 shares of Common Stock previously reserved for issuance pursuant to the Amended 1997 Option Plan, 674,765 shares currently remain available for future grants. If stockholders approve this Proposal 3., less than 1,000 shares would currently be available for future grants. The exercise price of the 2,365,149 options presently outstanding under the Amended 1997 Option Plan range from $13.00 to $33.13.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
AMENDED 1997 OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES

PROPOSAL 4. RATIFY AND APPROVE THE AMENDED 2000 STOCK PURCHASE AND
OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES

        In June 2000, the Board of Directors authorized the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"). The purpose of the 2000 Option Plan is to enable key employees of the Company and its subsidiaries to obtain a proprietary interest in the Company and thus share in the future success of the Company's business. The 2000 Option Plan is also used to attract and retain outstanding personnel and to promote a closer identity of interests between key employees of the Company and its subsidiaries and stockholders. 1,800,000 shares of Common Stock are currently reserved for issuance under the 2000 Option Plan. The terms of the 2000 Option Plan are similar to the terms of the 1997 Amended Option Plan (See Proposal 3. on page 21) with the exception that shares acquired upon the exercise of any awards made pursuant to the 2000 Option Plan are generally nontransferable by any means prior to June 5, 2005. Shares acquired upon the exercise of any awards made pursuant to the 1997 Amended Option Plan may be sold or transferred immediately.

        In January 2003, the Board of Directors authorized and approved the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries which would increase the number of shares of Common Stock to be reserved for issuance under the 2000 Option Plan from 1,800,000 to 4,000,000 shares (the "Amended 2000 Option Plan"). The Amended 2000 Option Plan would also increase the number of options that may be granted to any one participant in the Amended 2000 Option Plan from not more than 500,000 to not more than 1,000,000 options. All other terms of the Amended 2000 Option Plan are the same as the 2000 Option Plan. Unless terminated earlier by the Company's Board of Directors, the Amended 2000 Option Plan will terminate in June 2010. A copy of the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries is attached hereto as ANNEX B to this Proxy Statement.

        The Amended 2000 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee considers recommendations of the Chief Executive Officer and other senior management employees of the Company and determines those employees of Amphenol and its subsidiaries eligible to receive options, the number and the terms and conditions of each option grant, the form of the Option Agreement and any conditions on the exercise of an option award. Only nonqualified stock options ("NQOs"), as defined in Section 422 of the Internal Revenue Code (the "Code"), and Purchase Stock, as defined in the Amended 2000 Option Plan, may be granted under the Amended 2000 Option Plan.

        Employees to whom options are granted are required to enter into a Management Stockholder's Agreement with the Company which, among other things, (a) restricts the transfer of option shares prior to June 2005, (b) provides each optionholder with the right to resell option shares to the Company upon death, or under certain circumstances, disability of such optionholder and (c) provides the Company with the right to purchase all of an optionholder's option shares at varying prices depending upon the applicable circumstances. Options awarded under the Amended 2000 Option Plan vest in 20% annual increments over a period of five years from the date of grant, with certain exceptions, including without limitation, in the case of the termination of the optionholder's employment with the Company.

        Subject to stockholder approval of this Proposal 4., a total of 714,000 options were granted in May 2002 at an exercise price of $43.81 to the named executive officers and other key employees of the Company and 1,500 options were granted in June 2002 at an exercise price of $40.41 to a key employee of the Company pursuant to the 2000 Option Plan. Assuming stockholder approval of Proposal 4. increasing the number of shares of Common Stock reserved for issuance pursuant to the Amended 2000 Option Plan to 4,000,000 and the effectiveness of the 715,500 options granted in 2002, 1,746,400 shares would remain available for future grants.

        On April 1, 2003 the market value per share of Common Stock was $40.85 (determined by reference to closing price listed on New York Stock Exchange, Inc. Composite Tape). The exercise prices of the 2,253,400 options currently outstanding under the Amended 2000 Option Plan range from $37.10 to $56.75.

        Excluding the 715,500 options granted during 2002 pursuant to the 2000 Option Plan which are subject to stockholder approval of this Proposal 4., of the 1,800,000 shares of Common Stock previously reserved for issuance pursuant to the 2000 Option Plan, 255,400 shares are available for future grants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF THE AMENDED 2000 OPTION PLAN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Merger and Related Matters.    Pursuant to the Merger Agreement with NXS Acquisition Corp. ("NXS"), a wholly-owned subsidiary of a limited partnership organized at the direction of KKR Associates 1996 L.P. ("KKR"), on May 19, 1997 NXS merged with and into Amphenol, which became the surviving corporation (the "Merger"). As a result of the Merger, KKR became a 75% majority stockholder of the Company.

        Amphenol agreed in the Merger Agreement that all rights to indemnification then existing in favor of the present and former directors and officers of Amphenol or any of its subsidiaries as provided in its Amended and Restated Certificate of Incorporation, its By-Laws, under Delaware General Corporation Law or otherwise shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from the date of the Merger.

        During 2002 the Company paid Kohlberg Kravis Roberts & Co., L.P. an annual fee of one million dollars for management consulting and financial services. From time to time Kohlberg Kravis Roberts & Co., L.P. may receive additional fees for advisory services rendered to the Company and its subsidiaries. Such fees will be negotiated from time to time with the independent members of the Company's Board of Directors on an arms-length basis and will be based on the services performed and the prevalent fees then charged by third-parties for comparable services. No additional fees were paid to Kohlberg Kravis Roberts & Co., L.P. in 2002.

        Registration Rights Agreement.    Under certain circumstances and subject to certain conditions, KKR Associates 1996 L.P. and its affiliated entities (the "KKR Entities") have the right to require the Company to register, under the Securities Act, shares of Common Stock held by them. The Registration Rights Agreement provides that, among other things, the Company will pay all expenses in connection with any such registration. There were no such registrations in 2002.

        Management Stockholder's Agreements.    Upon consummation of the Merger, the Company entered into substantially identical Management Stockholder's Agreements with each of Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon and each received option grant under the 1997 Option Plan. Significant transfer restrictions under such Management Stockholder's Agreements expired on May 19, 2002 and Messrs Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon are free, except as indicated below, to exercise and sell any previously unexercised 1997 options.

        On June 6, 2000 the Company entered into additional Management Stockholder's Agreements with each of Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon who agreed to retain ownership of an additional 41,666, 33,333, 33,333, 2,000 and 2,000 shares or vested options under the 1997 Amended Option Plan until at least June 5, 2005, respectively. In return for this new commitment, Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon received awards of 167,000, 117,000, 117,000, 23,000 and 23,000 stock options, respectively, under the 2000 Option Plan. Shares subject to these new Management Stockholder's Agreements are generally not transferable by any means prior to June 5, 2005. The other terms and conditions of the new Management Stockholder's Agreements are substantially the same as the Agreements pursuant to which stock options were granted under the 1997 Amended Option Plan.

        Management stockholders will have limited "piggyback" registration rights with respect to any shares of Common Stock purchased or retained or acquired by option exercise if the Company elects to make a public offering and there exists an active trading market in 40% or more of the Company's Common Stock following such offering.

        Sales Participation Agreement.    Upon the purchase of Common Stock subject to a Management Stockholder's Agreement with the Company, each such management stockholder will be the beneficiary of a Sale Participation Agreement (the "Sale Participation Agreement") with the KKR Entities. The Sale Participation Agreement allows such management stockholders the right to participate in certain sales of shares of Common Stock by the KKR Entities. Shares of Common Stock sold by the management stockholders pursuant to the Sale Participation Agreement will not be subject to any restrictions on transfer imposed by the Management Stockholder's Agreement.

        Worldcrest.    During 2002 the Company made payments of approximately $100,000 to Worldcrest Group, Inc., a buying consortium the majority of whose common stock was owned by KKR. Henry R. Kravis, a director of the Company, and George R. Roberts, a former director of the Company, were also directors of Worldcrest Group, Inc. Worldcrest was merged with and into Direct Sourcin Solution Inc. ("DSSI") in June 2002. As a member of the Worldcrest buying consortium and now the DSSI buying consortium, the Company benefits from discounts negotiated by Worldcrest with various suppliers of goods and services to the Company. Neither the Company nor KKR is affiliated with DSSI. No employees or directors of the Company are directors of DSSI.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal to be presented for consideration in the Company's 2004 Proxy Statement must submit such proposal to the Company no later than the close of business on December 23, 2003. Such proposals should be sent by Certified Mail—Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        Under the current rules of the Securities and Exchange Commission, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        The Company's By-laws require that the Company should have received written notice of any proposals which stockholders intended to present at the 2003 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), not less than 60 and no more than 90 days prior to the meeting. Accordingly any such notice should have been received by the Company no earlier than February 20, 2003 and no later than March 23, 2003.

GENERAL AND OTHER MATTERS

        At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2003 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

        The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited personally or by telephone by officers and employees of the Company without additional compensation.

        The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 2002 Annual Report, including financial statements. Written requests for additional copies should be directed to: Treasurer, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF
MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Edward C. Wetmore

Secretary

April 21, 2003

EXHIBIT A

AMPHENOL CORPORATION
AUDIT COMMITTEE CHARTER

I.    Purpose

        The Audit Committee shall provide assistance to the Board of Directors in its oversight of:

  (i)
  The quality and integrity of the Company's financial statements;

  (ii)
  The Company's compliance with legal and regulatory requirements;

  (iii)
  The qualifications, independence and performance of the independent auditor;

  (iv)
  The audits of the Company and its subsidiaries; and

  (v)
  The performance of the Company's internal control function.

II.    Structure and Operations

  Composition and Qualifications

        The Committee shall consist of a minimum of three members, each of whom is determined by the Board to be "independent" under the rules of the New York Stock Exchange. All members of the Committee shall have sufficient financial experience and ability to discharge their responsibilities, and at least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

  Compensation

        No member of the Committee shall receive compensation other than fees and regular benefits for service as a director of the Company, including reasonable compensation for serving on the Committee.

  Appointment and Removal

        The members of the Committee shall be appointed by the Board and may be removed, with or without cause, by the Board at its discretion.

III.    Meetings

        The Committee shall meet with the independent auditors and senior management and privately with the independent auditors on a quarterly basis to review the Company's financial statements and related matters. The Committee shall meet more frequently as circumstances dictate. Members of the Committee shall periodically meet separately with senior management, the manager of the internal controls function and the independent auditors of the Company.

IV.    Responsibilities and Duties

        The Committee shall carry out its responsibilities and duties delegated to it by the Board from time to time. The Committee shall perform its functions as required by applicable laws, rules and regulations including, without limitation, the Sarbanes-Oxley Act and the rules and regulations of the SEC, the New York Stock Exchange and the Public Company Accounting Oversight Board. In the performance of its duties, the Committee shall have the authority to retain and authorize payment of outside legal, accounting and/or other advisors.

  Documents/Reports Review

1.
The Committee shall review with management and the independent auditors, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements to be included in the Company's Form 10-K and 10-Q filings and the related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2.
The Committee shall review with management and the independent auditors, prior to public dissemination, the Company's earnings press releases, including supporting financial information and any financial information and earnings guidance to be provided to analysts and rating agencies. The Committee's review of earnings press releases shall specifically include, as necessary, review of the use of any "pro-forma" or "adjusted" non-GAAP information.

  Independent Auditors

3.
The Committee shall retain, subject to stockholder approval, evaluate and replace, if deemed necessary, the independent auditors. The Committee shall approve all audit engagement fees and terms. The Committee shall also pre-approve permissible non-audit services, including fees and terms for such permissible non-audit services.

4.
The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review, the Committee shall:

a.
Take into account the opinions of senior management and the personnel responsible for the internal controls function of the Company;

b.
Review a report by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised in the firm within the five preceding years, or by any inquiry or investigation by governmental or professional authorities, and any steps taken by the independent auditors to deal with any such issues; and (iii) all relationships between the independent auditors and the Company and any other relationships that may affect the auditors' independence;

c.
Ensure the rotation of the lead audit partner at least every five (5) years as well as the rotation of other partners as required.

5.
The Committee shall review and approve the original proposed scope of the annual audit of the Company's financial statements as well as any material changes in the actual scope of the audit.

  Internal Control Function

6.
The Committee shall review with the Chief Financial Officer or such others as the Committee deems appropriate, the Company's internal system of audit and financial controls, the results of internal audits and procedures for maintaining the adequacy and effectiveness of internal controls.

  Financial Reporting Process and Accounting Principles

7.
The Committee shall review with senior management and the independent auditors, at least annually, the integrity of the Company's financial reporting processes, both internal and external, and the selection and quality of the Company's accounting principles.

8.
The Committee shall review with the independent auditors and senior management the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.

9.
The Committee shall review with the independent auditors (i) any audit problems or other difficulties encountered by the auditors in the course of the audit process, and (ii) management's responses to such matters. The Committee shall also review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were determined by management to be immaterial, (ii) all material alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditors and (iii) any "management" or "internal control" letter issued by the independent auditors to the Company.

  Legal Compliance/General

10.
The Committee shall discuss with senior management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management, including steps taken by management to monitor and mitigate any known risk.

11.
The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditors.

12.
The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  Reports

13.
The Committee shall prepare a Report of the Audit Committee on an annual basis for inclusion in the Company's Proxy Statement.

V.    Annual Performance Evaluation

        The Committee shall report its recommendations to the Board as necessary and appropriate. The Committee shall provide the Board with an annual performance self-evaluation. The Committee shall conduct an annual review of the adequacy of this Charter and recommend any proposed changes to the Board for approval.

ANNEX A

THE SECOND AMENDED 1997 OPTION PLAN
FOR KEY EMPLOYEES OF
AMPHENOL AND SUBSIDIARIES

1.    Purpose of Plan

        The Second Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (the "Plan") is designed:

        (a)    to promote the long term financial interests and growth of Amphenol Corporation (the "Corporation") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

        (b)    to motivate management personnel by means of growth-related incentives to achieve long range goals; and

        (c)    to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.    Definitions

        As used in the Plan, the following words shall have the following meanings:

        (a)    "Board of Directors" means the Board of Directors of the Corporation.

        (b)    "Code" means the Internal Revenue Code of 1986, as amended.

        (c)    "Committee" means the Compensation Committee of the Board of Directors.

        (d)    "Common Stock" or "Share" means Series A Common Stock of the Corporation which may be authorized but unissued, or issued and reacquired.

        (e)    "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

        (f)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (g)    "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

        (h)    "Management Stockholders' Agreement" means an agreement between the Corporation and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to Options granted under this Plan.

        (i)    "Option Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a grant of Options pursuant to the Plan.

        (j)    "Option" means an option to purchase shares of the Common Stock which will not be an "incentive stock option" (within the meaning of Section 422 of the Code).

        (k)    "Participant" means an Employee, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more grants of Options have been made and such grants have not all been forfeited or terminated under the Plan; provided, however, that a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

        (l)    "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration of Plan

        (a) The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Option grants or to purchase Shares under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

        (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Option grants to Participants who are subject to Section 16 of the Exchange Act.

        (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Option grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.    Eligibility

        The Committee may from time to time make Option grants under the Plan to such Employees, or other persons having a unique relationship with Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Option grants may be made under this Plan to non-employee directors of Corporation or any of its Subsidiaries. Options may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Option grant under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan and the Management Stockholders' Agreement.

5.    Grants

        From time to time, the Committee, in its sole discretion, will determine the forms and amounts of Options to be granted to Participants. At the time of an Option grant, the Committee shall determine, and shall include in the Option Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an Option granted under this Paragraph 5, (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the Option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time.

        Options may be granted prior to the effective date of the Plan (as determined pursuant to Paragraph 13 herein); provided, however, that no Option shall be Exercisable prior to the date of the approval of the Plan by the stockholders of the Corporation.

6.    Limitations and Conditions

        (a) The number of Shares available under this Plan shall be 2,826,000 Shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Options under this Plan to any one Participant shall not be more than 1,000,000 Shares. Unless restricted by applicable law, Shares related to Options that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available to be subject to Option grants.

        (b) No Options shall be granted under the Plan beyond ten years after the effective date of the Plan, but the terms of Options granted on or before the expiration of the Plan may extend beyond such expiration. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Committee may provide for limitations or conditions on such grant or purchase consistent with the terms of the Management Stockholders' Agreement.

        (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

        (d) Other than as specifically provided for in the Management Stockholder's Agreement or an Option Agreement or with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

        (e) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Option grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

        (f) No election as to benefits or exercise of Options may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

        (g) Absent express provisions to the contrary, any grant of Options under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.    Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.    Adjustments

        In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Option grants and exercise prices related to outstanding Option grants and make such other revisions to outstanding Option grants as it deems are equitably required.

9.    Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation (a "Transaction"), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

10.  Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Option grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Option grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Option grant.

        The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Options under the Plan, decrease the exercise price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

11.  Foreign Options and Rights

        The Committee may grant Options to Employees who are subject to the laws of nations other than the United States, which Option grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.  Withholding Taxes

        The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.  Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

ANNEX B

THE AMENDED 2000 STOCK PURCHASE AND OPTION PLAN
FOR KEY EMPLOYEES OF
AMPHENOL AND SUBSIDIARIES

1.    Purpose of Plan

        The Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Plan") is designed:

        (a)    to promote the long term financial interests and growth of Amphenol Corporation (the "Corporation") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

        (b)    to motivate management personnel by means of growth-related incentives to achieve long range goals; and

        (c)    to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.    Definitions

        As used in the Plan, the following words shall have the following meanings:

        (a)    "Board of Directors" means the Board of Directors of the Corporation.

        (b)    "Code" means the Internal Revenue Code of 1986, as amended.

        (c)    "Committee" means the Compensation Committee of the Board of Directors.

        (d)    "Common Stock" or "Share" means Series A Common Stock of the Corporation which may be authorized but unissued, or issued and reacquired.

        (e)    "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

        (f)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (g)    "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

        (h)    "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Non-Qualified Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock-Based Grant or any combination of the foregoing.

        (i)    "Grant Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

        (j)    "Management Stockholders' Agreement" means an agreement between the Corporation and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to this Plan.

        (k)    "Option" means an option to purchase shares of the Common Stock which will not be an "incentive stock option" (within the meaning of Section 422 of the Code).

        (l)    "Participant" means an Employee, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, that a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

        (m)    "Stock-Based Grants" means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock-Based Grants.

        (n)    "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration of Plan

        (a)    The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Grants under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

        (b)    The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

        (c)    The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.    Eligibility

        The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a unique relationship with Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of Corporation or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in an Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan and if applicable the Management Stockholders' Agreement.

5.    Grants

        From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

        (a)    Non-Qualified Stock Options—These are options to purchase Common Stock which are not designated by the Committee as incentive stock options. At the time of the Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Paragraph 5(d) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a): (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than the par value of the Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

        (b)    Stock Appreciation Rights—These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant, multiplied by (iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months or more than 10 years after the date it is granted except in the event of death or disability of a Participant. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

        (c)    Restricted Stock—Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than par value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.

        (d)    Purchase Stock—Purchase Stock refers to shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Non-Qualified Stock Options; provided, however, that the price of such Purchase Shares may not be less than the par value of the Common Stock on the date such shares of Purchase Stock are offered.

        (e)    Dividend Equivalent Rights—These are rights to receive cash payments from the Company at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

        (f)    Performance Units—These are rights to receive at a specified future date payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the Fair Market Value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which the Company's performance will be measured. These factors must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Company's performance will be measured shall be not less than six months.

        (g)    Performance Shares—These are rights to receive at a specified future date payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the average Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on the Company's performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which the Company's performance will be measured. The factors will be based on the Company's performance and must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Company's performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

        (h)    Other Stock-Based Grants—The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(c)) or other equity securities of the Company are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Company may not be less than the par value of the Common Stock or such other equity securities on the date of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.    Limitations and Conditions

        (a)    The number of Shares available for Grants under this Plan shall be 4,000,000 Shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Options under this Plan to any one Participant shall not be more than 1,000,000 Shares. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

        (b)    No Grants shall be granted under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants granted on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is granted or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant or purchase consistent with the terms of the Management Stockholders' Agreement.

        (c)    Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

        (d)    Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

        (e)    Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

        (f)    No election as to benefits or exercise of Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

        (g)    Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        (h)    Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.    Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.    Adjustments

        (a)    In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and exercise prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

        (b)    In the event that the Participant's right to require the Company to purchase his or her Shares or Options or the Company's right to require the Participant to sell his or her Shares or Options, as provided in Sections 5 and 6, respectively, of the Form of Management Stockholder's Agreement or the Company's Right of First Refusal as provided in Section 4 of the Form of Management Stockholder's Agreement, gives rise to adverse accounting consequences to the Company in respect of the treatment of Options granted pursuant to the Plan, the Committee may, in its sole discretion, adjust the timing of the exercisability of such outstanding Options to avoid such adverse accounting consequences.

9.    Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option or any Stock-Based Grant, the Committee may provide that such Option or Stock-Based Grant cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation (a "Transaction"), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.  Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

        The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Grants under the Plan, decrease the exercise price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

11.  Foreign Options and Rights

        The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.  Withholding Taxes

        The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option or Stock Appreciation Right, upon payment of Performance Units or Shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.  Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

AmphenolCORPORATION

                      Notice of Annual Meeting
                      and
                      Proxy Statement

                      Annual Meeting of Stockholders, May 21, 2003

                      IMPORTANT Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

AMP-PS-2003

PROXY
AMPHENOL CORPORATION

        The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2003 Annual Meeting and Proxy Statement dated April 21, 2003 in connection with the Annual Meeting to be held at 11:00 a.m. on May 21, 2003 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints Martin H. Loeffler and Edward G. Jepsen, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.

        Election of three Directors for terms to expire at the 2006 Annual Meeting.

Nominees:

        (01) Andrew M. Clarkson, (02) Henry R. Kravis and (03) Marc S. Lipschultz

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Nominee Directors and FOR Proposals 2, 3 and 4.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

				FOR	AGAINST	ABSTAIN
1.	Elections of three Nominee Directors (See reverse.)	2.	Ratification of Deloitte & Touche LLP as Independent public accountants of the Company.	☐	☐	☐
FOR WITHHELD ☐ ☐		3.	Ratification and approval of the Amended 1997 Option Plan for Key Employees of Amphenol and subsidiaries.	☐	☐	☐
☐ For all nominees except as noted above		4.	Ratification and approval of the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and subsidiaries.	☐	☐	☐

                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          ☐

                      Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                            Date:                             Signature:                             Date:

QuickLinks

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS TIME 11:00 a.m., Wednesday, May 21, 2003 PLACE Corporate Headquarters 358 Hall Avenue Wallingford, CT 06492 AGENDA
—IMPORTANT— PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
PROXY STATEMENT
RECORD DATE
PROXIES
PRINCIPAL STOCKHOLDERS OF AMPHENOL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSAL 1. ELECTION OF DIRECTORS
NOMINEES FOR ELECTION IN 2003
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2004
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2005
DIRECTOR NOT CONTINUING IN OFFICE
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
EXECUTIVE COMPENSATION AND OTHER MATTERS Summary Compensation Table
Option/SAR Grants In Last Fiscal Year
Individual Option Grants
COMPARISON OF TOTAL DAILY COMPOUNDED RETURN AMONG AMPHENOL CORPORATION, S&P 500 INDEX AND PEER GROUP COMPOSITE
Cumulative Total Return Annually: 12/31/97 to 12/31/02
EMPLOYMENT AGREEMENTS
PENSION INFORMATION
THE OPTION PLANS
PROPOSAL 3. RATIFY AND APPROVE THE AMENDED 1997 OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDED 1997 OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES
PROPOSAL 4. RATIFY AND APPROVE THE AMENDED 2000 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDED 2000 OPTION PLAN CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
GENERAL AND OTHER MATTERS
PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
By Order of the Board of Directors, Edward C. Wetmore Secretary
EXHIBIT A
AMPHENOL CORPORATION AUDIT COMMITTEE CHARTER
ANNEX A
THE SECOND AMENDED 1997 OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES
ANNEX B
THE AMENDED 2000 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES
Amphenol CORPORATION